UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2008

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On August 27, 2008, Washington Gas Light Company (Washington Gas) entered into a credit agreement with JPMorgan Chase Bank, N.A. that permits Washington Gas to borrow up to $75 million, which expires on May 27, 2009. This agreement will be utilized to support outstanding commercial paper and borrowings, if any, will be priced at one of several different interest rate options to be designated at the time of actual borrowing. Depending on the type of borrowing option chosen, loans may bear interest at variable rates based on the Eurodollar rate or the higher of the prime lending rate or the Fed Funds effective rate plus a margin, or a combination thereof.
The agreement contains various terms and triggering events that are traditional for this type of financing and consistent with Washington Gas's existing revolving credit agreements dated August 3, 2007.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned hereunto authorized.

Washington Gas Light Company (Registrant)
Date: September 5, 2008	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller (Principal Accounting Officer)